                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT /X/
- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))

                               HEALTHSOURCE, INC.
                (Name of Registrant as Specified In Its Charter)

                            Daniel N. Gregoire, Esq.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
    ITEM 22(a)(2) OF SCHEDULE 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/ / FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:
- --------------------------------------------------------------------------------

                               HEALTHSOURCE, INC.
                             TWO COLLEGE PARK DRIVE
                         HOOKSETT, NEW HAMPSHIRE 03106

               NOTICE OF THE 1995 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 1995

To the Shareholders of
HEALTHSOURCE, INC.

     Notice is hereby given that the 1995 Annual Meeting of Shareholders (the "Meeting") of Healthsource, Inc. (the "Company") will be held on Tuesday, May 9, 1995 at 7:00 p.m. at the Center of New Hampshire, Holiday Inn, 700 Elm Street, Manchester, New Hampshire. The purposes of the Meeting are:

          1. To elect three directors to hold office until the 1998 Annual Meeting of Shareholders and one director to hold office until the 1997 Annual Meeting of Shareholders, and until their successors shall have been elected and qualified.

          2. To transact such other business as may properly be brought before the Meeting and any adjournment, continuation, or postponement thereof.

     The Board of Directors has fixed the close of business on March 21, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

     The By-Laws require that the holders of a majority of the stock issued, outstanding and entitled to vote be present or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON AT THAT TIME, YOU WILL BE ABLE TO DO SO, EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

     This Notice, the Proxy and the Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.

                                            JON S. RICHARDSON
                                            Secretary

Hooksett, New Hampshire
March 28, 1995

                               HEALTHSOURCE, INC.
                             TWO COLLEGE PARK DRIVE
                         HOOKSETT, NEW HAMPSHIRE 03106

                                PROXY STATEMENT

                      1995 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1995

                                GENERAL MATTERS

     The enclosed Proxy is solicited by the Board of Directors of Healthsource, Inc. (the "Company"), for use at the 1995 Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, May 9, 1995 at 7:00 p.m. at the Center of New Hampshire, Holiday Inn, 700 Elm Street, Manchester, New Hampshire, and any adjournment, continuation, or postponement thereof. The shares represented by Proxies will be voted as instructed on the Proxies and, in the absence of instructions, as set forth herein. Proxies may be revoked at any time before they are exercised, by written notice delivered either to the Company's office at Two College Park Drive, Hooksett, New Hampshire 03106, Attention: Tracey T. Turner, Investor Relations, or in person at the time of the Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders of the Company on or after March 28, 1995.

     The cost of solicitation of Proxies will be borne by the Company. In addition to the solicitation of Proxies by mail, officers and employees of the Company may solicit Proxies in person or by telephone without compensation other than reimbursement for their actual expenses. The Company will, upon request, reimburse persons holding shares in their names, or those of their nominees for the benefit of others, for their reasonable expenses in sending Proxy materials to such others.

                                 VOTING RIGHTS

     Only shareholders of record at the close of business on the record date, March 21, 1995, will be entitled to notice of and to vote at the Meeting and at any adjournment, continuation, or postponement thereof. On March 21, 1995, there were 31,331,347 shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), outstanding and entitled to vote; each share of Common Stock is entitled to one vote. A majority of all the Common Stock outstanding on March 21, 1995 constitutes a quorum for the Meeting. Shareholders will not be entitled to cumulative voting rights at the Meeting, which means that the holders of more than 50% of the Common Stock voting for the election of directors can elect all of the nominees for election to the Board of Directors if they choose to do so. In such event the holders of the remaining shares will not have the power to elect any person to the Board of Directors. The affirmative votes of the holders of a plurality of the Common Stock voting are sufficient to elect directors. Shares not voting (including broker non-votes) and shares abstaining from the vote will not be counted toward the number of affirmative or negative votes on any matter.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 21, 1995, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by each of the named executive officers and by all officers and directors of the Company as a group. Persons who beneficially own in excess of 5% of the Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934. Based upon such reports, management knows of no person, other than those set forth below, who owns more than 5% of the outstanding shares of Common Stock. The information below was derived solely from such reports.

                                                                NUMBER
                                                                  OF
                                                                SHARES        PERCENTAGE
                                                               BENEFICIALLY    OF CLASS
                      NAME OF BENEFICIAL OWNER                 OWNED(1)       OUTSTANDING
        ----------------------------------------------------   --------       ----------
        Norman C. Payson, M.D.
        President and Chief Executive Officer
        Two College Park Drive
        Hooksett, NH 03106..................................   2,466,380          7.8%

        Putnam Investments, Inc.(2)
        One Post Office Square
        Boston, MA 02109 and
        Marsh & McLennan Companies, Inc.
        1166 Avenue of the Americas
        New York, NY 10036..................................   2,070,039          6.6%

        The Equitable Companies Incorporated(3)
        787 Seventh Avenue
        New York, NY 10019..................................   2,025,470          6.5%

        Sally W. Crawford...................................     131,600           *
        Charles M. Schneider................................      16,000           *
        Thomas M. Congoran..................................      61,500           *
        Directors and Officers as a Group (12 persons)......   3,364,291(4)      10.5%

- ---------------
  * Less than 1%.

(1)  The listed figures include options exercisable within 60 days to purchase  450,000, 67,500, 16,000, 36,000 and 722,500 shares held by Dr. Payson, Ms. Crawford, Mr. Schneider, Mr. Congoran and all directors and officers as a group, respectively.

(2)  Certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan
     Companies, Inc.) are considered "beneficial owners" of the Company's voting Common Stock, which shares, the Company is advised, were acquired for investment purposes by such investment managers for certain of their advisory clients.

(3)  Certain subsidiaries (together with their parent corporations) of The Equitable Companies Incorporated are considered
     "beneficial owners" of the Company's voting Common Stock. The Company is advised that certain insurance company subsidiaries acquired Company shares solely for investment purposes and that certain investment adviser subsidiaries acquired Company shares solely for investment purposes on behalf of client discretionary investment advisory accounts.

(4)  Includes 10,150 shares owned by spouses and minor children of directors and officers and shares held or owned by custodians for the benefit of such minors, as to which beneficial ownership may be disclaimed.

     On March 21, 1995, Cede & Co., a nominee for the Depository Trust Company, was the record holder of 27,145,277 (86.6%)
shares of Common Stock. The Depository Trust Company is a stock clearing corporation which holds securities for the accounts of various brokerage firms, banks and similar institutions, none of which, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock at such date.


                            MATTERS TO BE ACTED UPON

                           I.  ELECTION OF DIRECTORS

     At the Meeting, three Class III Directors and one Class II Director are to be elected. The Class III Directors will be elected to hold office until the 1998 Annual Meeting of Shareholders and the Class II Director will be elected to hold office until the 1997 Annual Meeting of Shareholders, and until their respective successors shall have been elected and qualified. The Board of Directors at its February 21, 1995 meeting designated as nominees for election as Class III Directors Merwyn Bagan, M.D., M.P.H., Paul D. Baron, M.D. and Francis G. Middleton, M.D. and designated as nominee for election as a Class II Director Robert H. Bilbro, M.D. Dr. Bilbro was appointed a Director following the 1994 Annual Meeting of Shareholders and, pursuant to the Company's By-Laws, must stand for election at the Meeting. All nominees have indicated to the Company, in writing, both their willingness to be nominated and to serve as directors, if elected.

     On March 31, 1994, the Company acquired the remaining 70% interest in Coordinated Medical Services of North Carolina, Inc. ("CMS") (currently named Healthsource Health Plans, Inc.), the holding company for Carolina Physicians' Health Plan, Inc. (currently named Healthsource North Carolina, Inc.), in a merger transaction. In connection with the merger, the Company agreed to nominate one member of the former CMS Board for election as a Class II Director of the Company for two consecutive three year terms. Dr. Bilbro was chosen by the Company to serve on the Company's Board pursuant to this arrangement.

     On December 20, 1994, the Company entered into a definitive agreement to acquire the group health, HMO and third-party administration business of Provident Life and Accident Insurance Company of America, Inc. ("Provident"). Under the terms of the agreement, following the closing, the Company has agreed to appoint Provident's President and Chief Executive Officer, J. Harold Chandler, to serve on the Company's Board of Directors. It is expected that Mr. Chandler will be appointed a Class I Director with a term expiring at the 1996 Annual Meeting. The transaction is subject to receipt of required licensure and other regulatory approvals and certain other conditions. Closing is expected to occur during the second quarter of 1995.

     The enclosed form of Proxy lists three persons nominated on behalf of the Board of Directors for election at the Meeting as Class III Directors and one person nominated for election as a Class II Director. Proxies may not be voted for more than three nominees for Class III Directors or more than one nominee for Class II Director. The Board of Directors does not contemplate that any of its proposed nominees will become unavailable for any reason. However, should any proposed nominee of the Board of Directors become unavailable or unwilling to accept nomination and election, Proxies which do not withhold authority to vote for that proposed nominee will be voted for another nominee to be selected by the Board of Directors.

     IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED, IN THE ABSENCE OF CONTRARY INSTRUCTIONS, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED BELOW.

A.  INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth certain information concerning the nominees for election as directors and each other person whose term of office as director will continue after the Meeting, including: (i) name and age; (ii) principal occupation; (iii) positions with the Company and subsidiaries during 1994; (iv) the year in which each first became a director of the Company; and (v) number of shares of Common Stock beneficially owned on March 21, 1995. The table has been prepared from information obtained from the directors. All nominees are currently serving as directors of the Company. There are no family relationships between any director or executive officer of the Company and any other such person.

                                                                                PERCENTAGE OF
                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                    OWNED
                                                                                 BENEFICIALLY
                                                                                    TO ALL
                                                       NUMBER OF SHARES          OUTSTANDING
        NAME, AGE, POSITIONS WITH COMPANY               OF COMMON STOCK           SHARES OF
         AND SUBSIDIARIES, AND PRINCIPAL           OWNED BENEFICIALLY AS OF      COMMON STOCK
       OCCUPATION DURING PAST FIVE YEARS(1)            MARCH 21, 1995(2)         (31,331,347)
- -------------------------------------------------- -------------------------   ----------------
                                     NOMINEES FOR DIRECTOR

         NOMINEES FOR CLASS III DIRECTORS -- TERMS EXPIRING AT THE 1998 ANNUAL MEETING

MERWYN BAGAN, M.D., M.P.H.
     Merwyn Bagan, M.D., M.P.H., age 59, has
  served as the Chairman of the Board of the
Company since 1985. Dr. Bagan served as President
of Healthsource New Hampshire, Inc. from 1985
until July 1993. He is a board certified
neurosurgeon and practiced for 23 years in Concord
and Manchester, New Hampshire prior to his
retirement in July 1993. He subsequently earned an
M.P.H. degree and presently works as a consultant
in international health. Dr. Bagan is a past
President of both the New Hampshire Medical
Society and the American Association of
Neurological Surgeons.............................           329,800(3)                1.1%

PAUL D. BARON, M.D.
     Paul D. Baron, M.D., age 54, has been a
  director of the Company since 1985. He is a
board certified anatomic and clinical pathologist
and has practiced for 20 years, the last fifteen
years at Concord Hospital in Concord, New
Hampshire. Dr. Baron is the Chairman of the
Department of Pathology at Concord Hospital.......            42,500(3)             *

FRANCIS G. MIDDLETON, M.D.
     Francis G. Middleton, M.D., age 55, has
  served as a director of the Company since
September 1989, and as Medical Director of
Healthsource South Carolina, Inc. from 1986 until
January 1995. He is board certified in internal
medicine and infectious disease and practiced for
17 years in Charleston, South Carolina. He ceased
private practice in July, 1991 and since then has
been an employee of the Company. Since January
1995 Dr. Middleton has served as President of
Healthsource South, Inc. and conducts development
activities for the Company throughout the southern
United States.....................................            95,500(4)             *

                                                                                PERCENTAGE OF
                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                              OWNED BENEFICIALLY
                                                       NUMBER OF SHARES       TO ALL OUTSTANDING
        NAME, AGE, POSITIONS WITH COMPANY               OF COMMON STOCK           SHARES OF
         AND SUBSIDIARIES, AND PRINCIPAL           OWNED BENEFICIALLY AS OF      COMMON STOCK
       OCCUPATION DURING PAST FIVE YEARS(1)            MARCH 21, 1995(2)         (31,331,347)
       ------------------------------------        ------------------------   ------------------

        NOMINEE FOR CLASS II DIRECTOR -- TERM EXPIRING AT THE 1997 ANNUAL MEETING

ROBERT H. BILBRO, M.D.
     Robert H. Bilbro, M.D., age 54, has been a
director of the Company since May 1994 and since
March 1994 has served as President and Chairman of
the Board of Directors of Healthsource Health
Plans, Inc. Prior thereto, he was a Vice
President, President, Director and from October
1987 to March 1994 Chairman of the Board of CMS.
Dr. Bilbro is President of the Wake County Medical
Society. Dr. Bilbro is engaged in the practice of
internal medicine and cardiology at Raleigh
Medical Group, P.A., Raleigh, North Carolina where
he has practiced for 22 years. ...................          23,087(3)                  *

                                DIRECTORS WHOSE TERMS CONTINUE

                 CLASS I DIRECTORS -- TERM EXPIRING AT THE 1996 ANNUAL MEETING

ROBERT S. CATHCART III, M.D.
     Robert S. Cathcart III, M.D., age 56, has
served as a director of the Company since May,
1993 and as President of Healthsource South
Carolina, Inc. since May 1992. Dr. Cathcart is a
board certified general surgeon employed by
Surgical Associates of Charleston, South Carolina,
P.A. and has practiced for 23 years in Charleston,
South Carolina. Dr. Cathcart was nominated by the
Board of Directors pursuant to the agreement under
which the Company acquired Physicians' Health
Systems, Inc. in March 1993. .....................             16,650(3)               *

ROBERT A. LEIPOLD, M.D.
     Robert A. Leipold, M.D., age 44, has served
as a director of the Company since 1985 and as
President of Healthsource New Hampshire, Inc.
since July 1993. Dr. Leipold is a board certified
obstetrician/gynecologist and has practiced for 14
years in Dover, New Hampshire.....................            140,200(3)               *

NORMAN C. PAYSON, M.D.
     Norman C. Payson, M.D., age 46, has been
President and Chief Executive Officer and a
director of the Company since 1985. He was a
practicing physician and has been extensively
involved in HMOs since 1975. Since 1980, Dr.
Payson's principal occupation has been in health
care and HMO management. .........................          2,466,380(5)              7.8%


                                                                                PERCENTAGE OF
                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                    OWNED
                                                                                 BENEFICIALLY
                                                                                    TO ALL
                                                       NUMBER OF SHARES          OUTSTANDING
        NAME, AGE, POSITIONS WITH COMPANY               OF COMMON STOCK           SHARES OF
         AND SUBSIDIARIES, AND PRINCIPAL           OWNED BENEFICIALLY AS OF      COMMON STOCK
       OCCUPATION DURING PAST FIVE YEARS(1)            MARCH 21, 1995(2)         (31,331,347)
- -------------------------------------------------- -------------------------   ----------------
                CLASS II DIRECTORS -- TERM EXPIRING AT THE 1997 ANNUAL MEETING

DANIEL F. EUBANK, M.D.
     Daniel F. Eubank, M.D., age 47, has been a
director of the Company since 1985. Since July
1994, Dr. Eubank has been the Director of NH
Dartmouth Family Practice Residency and has also
been employed by Capitol Region Health Services
Corp. Dr. Eubank was a Partner in Concord Family
Medicine from 1983 to 1995. He is board certified
in family medicine and has practiced for 15 years
in the Concord, New Hampshire area................            18,574(3)             *

DAVID W. SCHALL, M.D.
     David W. Schall, M.D., age 51, has been a
director of the Company since September 1989 and
the President of Healthsource Maine, Inc. since
1986. Since January 1994, Dr. Schall has been
employed as President, Chief Executive Officer and
a Director of Bowdoin Medical Group and as
Managing Partner of Bowdoin Medical Associates. He
is board certified in family medicine and has
practiced for 23 years in Brunswick, Maine........            22,500(3)             *


- ---------------

* Less than 1%.

(1) Directorships of majority-owned subsidiaries are omitted.

(2) Includes shares owned by spouses and minor children of directors and shares held or owned by custodians for the benefit of such minors, as to which beneficial ownership may be disclaimed.

(3) Includes 22,500 shares of Company Common Stock issuable upon exercise of options to each of Drs., Baron, Leipold and Schall, 18,500 shares issuable upon exercise of options to Dr. Eubank, 12,000 shares issuable upon exercise of options to Dr. Cathcart and 7,500 shares issuable upon exercise of options to each of Drs. Bagan and Bilbro. All such options are exercisable within 60 days and have been granted pursuant to the Healthsource, Inc. 1992 Director Stock Option Plan.

(4) Includes 40,000 shares of Company Common Stock issuable upon exercise of options exercisable within 60 days to Dr. Middleton.

(5) Includes 450,000 shares of Company Common Stock issuable upon exercise of options exercisable within 60 days to Dr. Payson.


B.  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Background

     This report provides information regarding the compensation and benefits provided to the Company's Chief Executive Officer and the three other most highly compensated executive officers (the "named executive officers"). The Compensation Committee determines the compensation of the Chief Executive Officer and sets policies for, reviews and approves the recommendations of, management with respect to the compensation awarded to other corporate officers (including the other named executive officers), including decisions about base salary, annual bonuses and awards under the Company's 1994 Stock Option Plan.

     In 1994, the Compensation Committee concluded a full review of the Company's executive compensation program and received a comprehensive report from independent compensation consultants assessing the competitiveness of the Company's compensation program by comparing it to other leading, growth-oriented, managed care organizations of a similar business profile. The Compensation Committee believes that these companies represent the Company's most direct competitors for executive talent. They include companies included in the Value Line Medical Service Index, as well as a number of other health care services companies deemed comparable, including regional and national HMO companies, hospital service companies and other healthcare-related companies (the "Comparable Companies").

     The Compensation Committee has adopted the following objectives for the Company's total compensation program: (i) to attract and retain high quality employees critical to the continuing success of the Company; (ii) to support a performance-oriented environment that closely aligns compensation with Company profitability and contribution to business results; (iii) to reinforce a strong team orientation; (iv) to motivate and reward achievements in meeting critical short-term goals and longer term business development; and (v) to provide competitive total compensation opportunities in line with the practices of other leading managed care organizations. There are no specific quantitative measures of corporate performance used either in 1994 or proposed to be used in 1995 for determining executive officer cash compensation. The Committee determined that, given the responsibilities of executive officers, it is more suitable for the CEO to make a subjective appraisal of their individual contributions towards the Company's progress in meeting certain operating goals for the Company (the "Goals"). The Goals are a combination of certain business objectives, goals and plans for the Company which are not purely objective and necessarily involve many qualitative and subjective issues which the Company considers to be proprietary in nature. The Committee believes that disclosure of the Goals could adversely affect the Company. The Committee believes that providing incentives to executive officers to meet the Goals should maximize shareholder value by contributing to consistent and sustained growth, control of health care costs and other expenses, increased market share in existing markets, expansion into new markets and expansion of the range of managed care services offered by the Company.

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and long-term stock incentives.

Base Salary

     Base salaries are determined by evaluating the responsibilities of the position, the experience of the individual, the salaries for comparable positions in the competitive marketplace and the individual's contribution to the Goals. Base salary levels for the Company's executive officers are generally positioned at competitive levels for comparable positions with the Comparable Companies. The Compensation Committee annually reviews each executive officer's base salary for purposes of assessing whether an adjustment is appropriate. The Compensation Committee exercises considerable discretion in setting base salaries within the guidelines discussed above.

Annual Bonus

     In 1994, the Company adopted an annual bonus plan which covers officers and other key executives of the Company. Bonus award opportunities under this plan are positioned somewhat below the bonus practices of the Comparable Companies. Annual bonus awards for participants other than the Chief Executive Officer are reviewed and approved by the Compensation Committee based on the Chief Executive Officer's subjective appraisal of their individual contributions towards the Company's progress in meeting the Goals.

Long-Term Stock Incentives

     Long-term stock incentives are designed to encourage and create significant ownership of Company stock by key executives, thereby promoting a close identity of interests between the Company's management and its shareholders. Another objective of long-term stock incentives is to encourage and reward executives for long-term strategic management and the enhancement of shareholder value. The Company's grant practices are designed to provide a larger component of total compensation through stock incentives than the Comparable Companies.

     The Company's 1994 Stock Option Plan provides for the granting of nonqualified stock options and incentive stock options at the discretion of the Compensation Committee at the end of each year or early the following year. Stock options are granted with an exercise price of not less than 110% of the market price of the Common Stock on the date of grant. The Compensation Committee has established a philosophy of guideline ranges for determining the size of grants, based on the executive officer's managerial responsibilities and contributions to the Company, as well as the practices of the Comparable Companies. The Chief Executive Officer makes recommendations to the Committee based on his subjective assessment of each named executive officer's performance of those responsibilities. The amount of prior option grants is not a factor in granting options in any year.

CEO Compensation

     For 1994, Dr. Payson's base salary was established at $385,000, which was somewhat below base salary levels paid by the Comparable Companies. As part of the adoption of the 1994 Stock Option Plan by the Company's shareholders at the 1994 Annual Meeting, Dr. Payson was granted options to purchase 1,000,000 shares in May 1994 which are exercisable at 130% of the market value on the date of grant and which vest at the rate of 20% each year over a five year period. The Committee believes that this option grant will provide a significant incentive for Dr. Payson to increase the value of the Company's stock over the next several years and will totally align Dr. Payson's interests with those of the shareholders. Dr. Payson declined any cash bonus for 1994. In light of the Company's strong performance during 1994 relative to shareholder value, net income and HMO membership growth, as well as the Company's successful acquisitions of Healthsource Maine, Healthsource North Carolina and Patients' Choice and the negotiation of an agreement to acquire the group health business of Provident, and in order to enhance Dr. Payson's incentive to increase shareholder value over the next several years, the Compensation Committee on February 21, 1995 awarded Dr. Payson options to purchase 100,000 shares under the 1994 Stock Option Plan which are exercisable at 110% of the market value on the date of grant ($45.65) and vest at the rate of 20% each year over a five year period. The option grants to Dr. Payson were not based upon any specific quantitative formula or information from the Comparable Companies.

Compliance with Internal Revenue Code Section 162(m)

     It is anticipated that in 1995, all compensation to the named executive officers will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

                                            Paul D. Baron, M.D. (Chairman)
                                            Merwyn Bagan, M.D., M.P.H.
                                            Robert A. Leipold, M.D.

C.  PERFORMANCE GRAPH

     The following performance graph shows the Company's cumulative total shareholder return on its Common Stock as compared to the Standard & Poor's Mid-Cap 400 Index and the Value Line Medical Services Industry Index ("MSI Index"). The Russell 2000 Index also appears in the performance graph as such Index was used in prior years for comparative purposes. The graph assumes a $100 investment on December 29, 1989 in Company Common Stock, the Standard & Poor's Mid-Cap 400 Index and the MSI Index. The cumulative total returns shown assume reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

        HEALTHSOURCE, S&P MIDCAP AND VALUE LINE'S MEDICAL SERVICES INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/94)

      MEASUREMENT PERIOD                                            MEDICAL
    (FISCAL YEAR COVERED)        HEALTHSOURCE     S&P MIDCAP       SERVICES      RUSSELL 2000
            1989                    100.00          100.00          100.00          100.00
            1990                    115.79           94.88          109.79           80.49
            1991                    191.23          142.42          171.42          117.56
            1992                    402.63          159.38          196.70          139.21
            1993                    581.58          176.39          230.90          165.52
            1994                    860.53          170.97          257.55          162.24

                                                        Source: Value Line, Inc.

     The Company has elected to use the Standard & Poor's Midcap 400 Index beginning for 1994 for comparative purposes in lieu of the Russell 2000 Index. Such index is deemed more appropriate for comparative purposes due to the increase in the Company's market capitalization and the Company's listing on the New York Stock Exchange.

D.  EXECUTIVE COMPENSATION

     Summary Compensation Table. The following Summary Compensation Table sets forth for the fiscal years ended December 31, 1994, 1993 and 1992 information as to the total compensation received by each of the Chief Executive Officer and the four highest paid executive officers who received total compensation in excess of $100,000 in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG-TERM
                                                             ANNUAL COMPENSATION                   COMPENSATION
                                                 --------------------------------------------      ------------
             NAME AND                                                            OTHER ANNUAL         STOCK
        PRINCIPAL POSITION           YEAR        SALARY(1)         BONUS         COMPENSATION        OPTIONS
- ----------------------------------   ----        ---------        -------        ------------      ------------
Norman C. Payson, M.D.............   1994        $ 387,604          -0-            $ 10,000(2)       1,100,000(3)
President, Chief Executive Officer   1993        $ 419,964          -0-            $ 10,000(2)         100,000
and Director                         1992        $ 377,000          -0-            $ 10,000(2)         100,000

Sally W. Crawford.................   1994        $ 289,530        $28,500          $ 10,000(2)          50,000
Chief Operating Officer              1993        $ 250,000          -0-            $ 10,000(2)          30,000
                                     1992        $ 210,000          -0-            $ 10,000(2)          45,000

Charles M. Schneider..............   1994        $ 210,865        $21,500             -0-               75,000(4)
Executive Vice President             1993        $ 175,000          -0-               -0-               30,000
                                     1992        $ 122,920          -0-               -0-               16,000

Thomas M. Congoran................   1994        $ 164,808        $16,000             -0-               20,000
Chief Financial Officer              1993        $ 150,000          -0-               -0-               10,000
                                     1992        $ 137,500          -0-               -0-               16,000

David A. Jensen...................   1994        $ 104,297          -0-               -0-                -0-
President, Healthsource              1993        $ 245,000          -0-               -0-               10,000
Management, Inc.(5)                  1992        $ 241,635          -0-               -0-               16,000


- ---------------

(1) Includes amounts deferred pursuant to the Company's 401(k) Plan.

(2) Compensation paid to each of Dr. Payson and Ms. Crawford, part of which was used to defray automobile and other business expenses.

(3) Includes options to purchase 1,000,000 shares granted to Dr. Payson in May 1994 as part of the adoption of the 1994 Stock Option Plan by shareholders at the 1994 Annual Meeting of Shareholders.

(4) Includes options to purchase 25,000 shares of the Company's Common Stock granted in connection with Mr. Schneider's relocation to Chattanooga, Tennessee as part of the Provident transaction.

(5) Mr. Jensen terminated his employment with the Company in April, 1994.

     Stock Option Plans. The Company's 1991 Non-Qualified Stock Option Plan (the "1991 Plan") authorizes the Company, upon recommendation of the Compensation Committee, to grant options to purchase a total of 1,200,000 shares of Common Stock, to selected officers and other key employees of the Company and its subsidiaries. Pursuant to the 1991 Plan, the optionee generally may exercise the option only during his/her employment with the Company. No option is exercisable, however, after 10 years from the date on which it is granted. The exercise price of the options is set at 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The options are exercisable only for cash and are not transferable, except upon death. As of March 21, 1995, there were outstanding to employees of the Company options to purchase a total of 1,020,500 shares of Common Stock and 6,500 shares remain available for grant.

     On May 11, 1994 the shareholders of the Company approved the Company's 1994 Stock Option Plan (the "1994 Plan"). Options granted under the 1994 Plan may be options which are either qualified as Incentive Stock Options under Section 422 of the Internal Revenue Code ("ISOs") or non-qualified thereunder. The 1994 Plan provides for the grant of options to purchase 1,000,000 shares by Dr. Payson, plus a formula amount of stock equal to 1 1/2% of the outstanding Common Stock of the Company on the prior December 31, for each fiscal year. Any options not granted in a given year may be carried forward and granted in future years. The maximum number of options permitted to be qualified during the life of the 1994 Plan as ISOs is 1,000,000. The 1994 Plan provides for a term of five years, after which no options may be granted. The optionee may generally exercise an option only during his period of employment with the Company and within 30 days of termination of employment, except in the case of termination of employment due to death or disability, in which case the options may be exercised pursuant to their terms without regard to vesting requirements. The option price may not be less than 110% (130% for the initial option grant to Dr. Payson) of the fair market value of the Common Stock on the date of grant and no option is exercisable after the expiration of ten years from the date it is granted.

     Shown in the table below is information on stock options granted to the President and Chief Executive Officer and to the three named executive officers shown in the Summary Compensation Table who received options to purchase Company Common Stock for fiscal year 1994.

                       OPTION GRANTS FOR FISCAL YEAR 1994

                                        % OF TOTAL
                          NUMBER OF       OPTIONS
                           SHARES       GRANTED TO
                         UNDERLYING    EMPLOYEES IN
                           OPTIONS         1994        GRANT DATE       EXERCISE     EXPIRATION      GRANT DATE
          NAME             GRANTED      (1,655,500)   CLOSING PRICE      PRICE          DATE      PRESENT VALUE(5)
- ------------------------ -----------   -------------  -------------  --------------  -----------  ----------------
Norman C. Payson, M.D...  1,000,000(1)       66%         $ 30.50         $39.65(1)     5/11/2004    $ 11,390,000
President, Chief            100,000(2)        6%         $ 41.50         $45.65(4)     2/21/2005    $  1,797,000
Executive Officer
and Director
Sally W. Crawford.......     50,000(2)        3%         $ 41.50         $45.65(4)     2/21/2005    $    898,500
Chief Operating Officer
Charles M. Schneider....     75,000( )(3)        3%      $ 41.50         $45.65(4)     2/21/2005    $  1,347,750
Executive Vice President
Thomas M. Congoran......     20,000(2)        1%         $ 41.50         $45.65(4)     2/21/2005    $    359,400
Chief Financial Officer

- ---------------
(1) Exercise price is 130% of the closing price for the Company's Common Stock at May 11, 1994, the date of grant. The option becomes exercisable at the rate of 200,000 shares per year beginning May 11, 1995.
(2) Options are exercisable 20% per year over a five year period.
(3) Includes options to purchase 25,000 shares of the Company's Common Stock granted in connection with Mr. Schneider's relocation to Chattanooga, Tennessee as part of the Provident transaction.
(4) Exercise price is 110% of the closing price for the Company's Common Stock at February 21, 1995, the date of grant.
(5) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. Assumptions made for the named executives are: expected option term of six years; risk-free interest rate of 7%; annual dividend rate of zero; and annualized volatility of 33.51%.

     Shown in the table below, with respect to the President and Chief Executive Officer and the four named executive officers shown in the Summary Compensation Table, are exercised and unexercised options to purchase the Company's Common Stock granted in fiscal year 1994 and prior years pursuant to the Company stock option plans.

                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1994
                     AND 1994 FISCAL YEAR-END OPTION VALUES

                                                                                                    VALUE OF
                                                                    NUMBER OF                      UNEXERCISED
                                                                SHARES UNDERLYING             IN-THE-MONEY OPTIONS
                                                               UNEXERCISED OPTIONS         AT DECEMBER 31, 1994(1)(2)
                                 SHARES                      AT DECEMBER 31, 1994(1)
                                ACQUIRED        VALUE      ---------------------------     ---------------------------
             NAME              ON EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
- ------------------------------ -----------    ---------    -----------   -------------     -----------   -------------


Norman C. Payson, M.D.........        --             --        150,000     1,300,000        $5,113,500     $4,263,000
President, Chief Executive
  Officer and Director
Sally W. Crawford.............    57,000(3)   $  883,725        67,500        75,000        $2,301,075     $1,207,500
Chief Operating Officer
Charles M. Schneider..........        --              --            --        46,000                --     $  632,140
Executive Vice President
Thomas M. Congoran............    12,000(3)   $  257,613        30,000        26,000        $1,023,900     $  422,340
Chief Financial Officer
David A. Jensen(4)............   125,000      $2,980,500            --            --        $       --     $       --
President, Healthsource
Management, Inc.


- ---------------
(1) Does not include options granted in 1995.
(2) Based upon the closing price of $40.88 for the Company's Common Stock at
     December 30, 1994.
(3) Ms. Crawford and Mr. Congoran sold 30,000 shares and 10,000 shares, respectively.
(4) Mr. Jensen terminated his employment with the Company in April, 1994.

     Employment Agreements. In January 1986, Dr. Payson entered into an employment agreement with the Company, which provides for his employment through December 31, 1995 at an annual salary which is subject to periodic review. Dr. Payson's base salary for 1994 was fixed at $385,000. Dr. Payson's base salary for 1995 is fixed at $485,000 and he will be eligible to receive a bonus of up to 30%. The Company has agreed to nominate Dr. Payson for election as a director for the duration of the agreement. Dr. Payson is permitted to receive up to $20,000 per year in honoraria or consulting fees from third parties. Dr. Payson has accepted no such honoraria or fees in 1994. The agreement is terminable by the Company only for specified and limited cause.

E.  COMPENSATION OF DIRECTORS

     Each director of the Company (except Drs. Payson and Middleton), currently receives a $25,000 annual director's fee plus $1,000 per Board meeting and $750 ($1,000 beginning in 1995) for each committee meeting attended. The Company also reimburses the directors for their travel expenses and Drs. Schall, Cathcart and Bilbro for lost practice time in travel to meetings.

     Pursuant to the Healthsource, Inc. 1992 Director Stock Option Plan (the "Director Plan"), each non-employee director of the Company receives annually, at no cost, options to purchase 7,500 shares of the Common Stock of the Company after each annual meeting of shareholders beginning with the 1992 Annual Meeting and ending with the 1996 Annual Meeting. Each option is exercisable for a period of five (5) years and vests and becomes exercisable one year after the date of grant of the option. In 1994, Drs. Bagan, Baron, Bilbro, Cathcart, Eubank and Leipold received options under the Director Plan. The current directors of the Company who are eligible to receive options under the Director Plan are: Drs. Bagan, Baron, Bilbro, Cathcart, Eubank and Leipold. Assuming that each such director remains a director through and including the 1996

Annual Meeting of Shareholders, Directors Bagan, Baron, Eubank and Leipold each will have received options to purchase a total of 37,500 shares, Director Cathcart would have received options to purchase 30,000 shares, Director Bilbro would have received options to purchase 22,500 shares and Director Schall would have received options to purchase 15,000 shares.

     The exercise price of options granted pursuant to the Director Plan is set at one hundred ten percent (110%) of the fair market value of the shares on the date of grant and no option may be exercised after the expiration of five years from the date of grant. Vested options are exercisable provided that the option holder remains a director of the Company. In the event of the death, retirement or permanent and total disability of a director, such director may exercise vested options through the date of expiration of the option. In the event of termination of a director's service on the Board of Directors for other reasons, such director's options will terminate within 30 days of the date of termination of service and all then outstanding options that have vested will be exercisable during such period.

F.  CERTAIN TRANSACTIONS BETWEEN MANAGEMENT AND THE COMPANY AND ITS SUBSIDIARIES

     Dr. Middleton. During 1994 and through January 1995, Dr. Middleton served as the Medical Director of Healthsource South Carolina ("HSC") pursuant to an employment agreement entered into in July 1991. He received $171,475 as salary from HSC during 1994 for his services in that capacity. Through January 1994, Dr. Middleton also served as a consultant to Healthsource Management, Inc. ("HMI") pursuant to an independent contractor agreement. In February 1994, Dr. Middleton entered into a five year employment agreement with the Company pursuant to which he provided consulting services to the Company similar to those previously provided to HMI. During 1994, he received $60,307 under those agreements. In January 1995, Dr. Middleton ceased acting as Medical Director of HSC and entered into a new five year employment agreement with the Company under which he serves as President of Healthsource South, Inc. at an annual salary of $285,000, plus a stipend of $35,000 in lieu of directors' fees, and will be eligible to receive a performance bonus. Under this agreement, Dr. Middleton will conduct development activities for the Company throughout the southern United States. The employment agreement is terminable by the Company or Dr. Middleton without cause on 60 days' notice and provides for a severance benefit of $300,000 plus two months' base pay for each year completed under the agreement, up to a maximum of 12 months, in the event of termination without cause by the Company, or $500,000 plus two months' base pay for each year under the agreement, up to a maximum of 12 months, in the event of a change of control of the Company. He is also eligible to receive stock options under the Company's employee stock option plans and was granted options to purchase 50,000 shares of the Company's Common Stock on February 21, 1995 at an exercise price of $45.65 per share vesting at 20% per year over a five year period.

     Dr. Schall. On January 13, 1994, the Company acquired the 60% interest in Healthsource Maine, Inc. ("HM") which it did not previously own through a merger pursuant to which the holders of HM Common Stock received $9.512 in cash for each share of HM Common Stock. Dr. Schall received $703,888 in exchange for his shares of HM Common Stock in the merger. He also entered into an employment agreement with HM which provides for a three year term at an annual salary of $50,000. Dr. Schall received $50,673 as salary under his employment agreement during 1994. The agreement may be terminated at any time with cause or without cause upon six months notice.

     Dr. Bilbro. On March 31, 1994, the Company acquired the 70% interest in CMS (currently named Healthsource North Carolina Health Plans, Inc.) which it did not previously own through a merger pursuant to which the holders of CMS Class A Common Stock received 3.895 shares of Company Common Stock for each CMS share. Dr. Bilbro received 19,054 shares of Company Common Stock in exchange for his CMS shares in the merger.

     Dr. Leipold. The Company is currently discussing with Garrison Medical Professional Association ("Garrison"), the group of which Dr. Leipold is a shareholder and practices medicine, the making of a loan to Garrison by the Company in the amount of $1,500,000 which would be repaid by deductions from provider fees and would bear interest at the prime rate of interest minus one percent. The loan would be secured by certain real estate and accounts receivable of Garrison.

     Participating Physician Agreements. Each director of the Company, other than Drs. Payson, Bagan and Middleton, provides medical services as a participating physician to one of the Company's HMOs. Each such director's participating physician agreement conforms with the standard agreements for all participating physicians in the respective HMOs.

G.  MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     There were ten meetings of the Board of Directors held during 1994. All directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which they serve.

     The Audit Committee reviews the examination reports of state and federal regulatory agencies and the reports of the independent auditors. Directors Baron and Eubank serve on this committee. The Audit Committee met two times during 1994.

     The Compensation Committee determines the compensation of executive officers and stock options to be granted to employees of the Company. Directors Bagan, Baron, and Leipold serve on this committee. The Compensation Committee met three times during 1994.

H.  REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE") initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the officers, directors and greater than ten percent beneficial owners were complied with during 1994, other than one late report regarding one gift transaction to charitable institutions by Dr. Bilbro and one late report regarding two sales transactions by Dr. Eubank.

                 II.  OTHER MATTERS TO COME BEFORE THE MEETING

     At the date of this Proxy Statement, the Board of Directors is unaware of any other matters which will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the Proxyholders to vote the shares represented by the Proxies in the discretion of such Proxyholders. It is intended that the shares represented by the enclosed Proxy will be voted with respect to any such matters in a manner as the Proxyholders determine to be in the best interests of the Company and its shareholders.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Deloitte & Touche as the Company's independent public accountants for the fiscal year ending December 31, 1995. It is expected that representatives of Deloitte & Touche will be available at the Meeting and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 MISCELLANEOUS

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1994 (including financial statements) is being mailed together with this Proxy Statement to all shareholders. The Annual Report is not to be regarded as proxy soliciting material, except to the extent specifically incorporated by reference in this Proxy Statement.

     THE COMPANY WILL SUPPLY FREE OF CHARGE TO ANY PERSON SOLICITED BY THE PROXY STATEMENT, UPON WRITTEN OR ORAL REQUEST THEREFOR, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES (EXCLUSIVE OF EXHIBITS) REQUIRED TO BE FILED WITH THE SEC FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994; SUCH REQUEST MUST BE ADDRESSED TO TRACEY T. TURNER, INVESTOR RELATIONS, HEALTHSOURCE, INC., TWO COLLEGE PARK DRIVE, HOOKSETT, NEW HAMPSHIRE 03106, TELEPHONE NUMBER (603) 268-7000.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder of the Company intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company at Two College Park Drive, Hooksett, New Hampshire 03106 not later than November 29, 1995, unless the date of the next Annual Meeting shall be advanced by more than 30 days before May 9, 1996 or delayed by more than 90 days after such date. In the event of any such change, the Company will receive shareholder proposals a reasonable time before the solicitation is made.

                                        NORMAN C. PAYSON, M.D.
                                        President and Chief Executive Officer

                              HEALTHSOURCE, INC.
P
R                           TWO COLLEGE PARK DRIVE
O
X                             HOOKSETT, NH 03106
Y
          The undersigned shareholder(s) of Healthsource, Inc. hereby appoint(s) Merwyn Bagan, M.D. and Norman C. Payson, M.D. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote and act for the undersigned at the 1995 Annual Meeting of Shareholders of Healthsource, Inc. to be held on Tuesday, May 9, 1995 at 7:00 p.m. at the Center of New Hampshire, Holiday Inn, 700 Elm Street, Manchester, New Hampshire, and any adjournment, continuation, or postponement thereof, according to the number of votes which the undersigned is now, or may then be, entitled to cast, hereby revoking any proxies heretofore executed by the undersigned for such meeting.

          All powers may be exercised by both of said Proxies or substitutes voting or acting or, if only one votes and acts, then by that one. The undersigned instructs such Proxies or their substitutes to vote as specified on the reverse side on the proposals set forth in the Proxy Statement.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              OF HEALTHSOURCE, INC.

                                                            / SEE REVERSE SIDE /




/ X / PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1.  ELECTION OF DIRECTORS

CLASS III NOMINEES:  Merwyn Bagan, M.D., Paul E. Baron, M.D.,
                     Francis G. Middleton, M.D.

CLASS II NOMINEE:    Robert H. Bilbro, M.D.

                  FOR             WITHHELD
                 /   /             /   /



________________________________________________________
(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided above.)





PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                  MARK HERE    /   /
                 FOR ADDRESS
                 CHANGE AND
                NOTE AT LEFT


Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized corporate officer. If a partnership please, sign the partnership name by authorized person(s).

Signature: ___________________________________________ Date __________________

Signature: ___________________________________________ Date __________________